UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2012
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2012, the DreamWorks Animation SKG, Inc.'s (the “Company”) Compensation Committee (the “Compensation Committee”) voted to approve an amended and restated employment agreement between the Company and each of Jeffrey Katzenberg (the “Restated Katzenberg Agreement”), Ann Daly (the “Restated Daly Agreement”) and Andrew Chang (the “Restated Chang Agreement”) (collectively, the “Restated Agreements”). The Restated Agreements amend and restate in their entirety the Company's previous employment agreements with, respectively, Mr. Katzenberg, dated as of October 25, 2007, as amended and restated as of April 22, 2009 (the “Prior Katzenberg Agreement”); Ms. Daly, dated as of October 25, 2007, as amended and restated as of October 23, 2008 (the “Prior Daly Agreement”); and Mr. Chang, dated as of October 1, 2009, as amended and restated as of February 18, 2010 (the “Prior Chang Agreement”) (collectively, the “Prior Agreements”). The material terms and conditions of the Restated Agreements are summarized below and, except for title, compensation (including equity), benefits and items that are expressly noted, are substantially similar.
Amended and Restated Employment Agreement with Jeffrey Katzenberg
Term. The Restated Katzenberg Agreement is effective as of October 24, 2012 and extends the term of Mr. Katzenberg's employment through October 23, 2017.
Title. Pursuant to the Restated Katzenberg Agreement, Mr. Katzenberg's title will remain Chief Executive Officer of the Company.
Salary and Annual Incentive Awards. Under the Restated Katzenberg Agreement, Mr. Katzenberg will have an annual base salary of $2,500,000, increased from $1 under the Prior Katzenberg Agreement. Under the Prior Katzenberg Agreement, Mr. Katzenberg did not participate in the Company's annual incentive plan. Under the Restated Katzenberg Agreement, commencing in fiscal year 2013, Mr. Katzenberg will be eligible, subject to annual approval by the Compensation Committee, to receive annual cash incentive awards with an aggregate grant-date target value of $4,000,000.
Long-Term Equity Incentive Awards. Mr. Katzenberg will be eligible, subject to annual approval by the Compensation Committee, to receive annual equity-based incentive awards with an annual aggregate grant-date target value of $4,500,000 (reduced from $8,000,000 under the Prior Katzenberg Agreement).
Benefits and Business Expense Reimbursement. Under the Restated Katzenberg Agreement, Mr. Katzenberg is eligible for certain other benefits (such as reimbursement of private aircraft usage for business-related travel and other business expenses and, subject to periodic review by the Compensation Committee, security personnel services).
Amended and Restated Employment Agreement with Ann Daly
Term. The Restated Daly Agreement is effective as of October 24, 2012 and extends the term of Ms. Daly's employment through October 23, 2017.
Title. Pursuant to the Restated Daly Agreement, Ms. Daly's title will remain Chief Operating Officer of the Company.
Salary and Annual Incentive Awards. Under the Restated Daly Agreement, Ms. Daly will have an annual base salary of $1,500,000, increased from $1,012,000 under the Prior Daly Agreement. In addition, Ms. Daly will continue to be eligible, subject to annual approval by the Compensation Committee, to receive annual cash incentive awards which awards will continue to have an aggregate grant-date target value of $750,000 for the 2012 calendar year and will increase to $1,500,000 beginning in calendar year 2013.
Long-Term Equity Incentive Awards. Ms. Daly will be eligible, subject to annual approval by the Compensation Committee, to receive annual equity-based incentive awards consistent with other senior executives, with an annual aggregate grant-date target value of $3,500,000 (increased from $2,500,000 under the Prior Daly Agreement).
Benefits and Business Expense Reimbursement. Under the Restated Daly Agreement, Ms. Daly is eligible for certain other benefits (such as use of the Company's aircraft for business-related travel and other business expenses).

Amended and Restated Employment Agreement with Andrew Chang
Term. The Restated Chang Agreement is effective as of October 24, 2012 and extends the term of Mr. Chang's employment through January 1, 2016.
Title. Pursuant to the Restated Chang Agreement, Mr. Chang's title will remain General Counsel of the Company.
Salary and Annual Incentive Awards. Under the Restated Chang Agreement, Mr. Chang's annual base salary will remain $460,000 through 2012, and will increase to $550,000 beginning January 1, 2013. In addition, Mr. Chang will continue to be eligible, subject to annual approval by the Compensation Committee, to receive annual cash incentive awards which awards will continue to have an aggregate grant-date target value of $190,000 for the 2012 calendar year and will increase to $220,000 beginning in calendar year 2013.
Long-Term Equity Incentive Awards. Mr. Chang will continue to be eligible, subject to annual approval by the Compensation Committee, to receive annual equity-based incentive awards consistent with other senior executives, with an annual aggregate grant-date target value of $330,000 (increased from $300,000 under the Prior Chang Agreement).
Benefits and Business Expense Reimbursement. Mr. Chang is also eligible for certain other benefits (such as reimbursement of business expenses).
Provisions Applicable to all the Restated Agreements
The following summary is applicable to all the Restated Agreements, except where expressly noted otherwise.
Termination Events. As in the Prior Agreements, the Restated Agreements provide that the Company may terminate the executive's employment during the applicable term with or without cause (as defined in the applicable Restated Agreement) and the executive may terminate his or her employment for good reason (as defined in the applicable Restated Agreement).
a. Involuntary Termination; Termination for Good Reason. As under the Prior Agreements, if the Company terminates the executive's employment other than for cause, disability or death, or if the executive terminates his or her employment for good reason, the Company will generally continue the executive's base salary and benefits until the expiration of the term of the applicable Restated Agreement. Each executive will also receive, with respect to each year following the date of termination through the end of the expiration of the term of the applicable Restated Agreement for which the Company has not yet paid annual cash bonuses, if any, under its short-term incentive plan to similarly situated officers or employees, an annual cash amount equal to the average annual bonuses that have been paid (whether or not deferred) to such executive (i) in the case of Mr. Katzenberg, following the effective date of the Katzenberg Restated Agreement with respect to years during the term of such Restated Agreement during which Mr. Katzenberg was eligible for an annual bonus (or, in the case of a termination that occurs before the date in 2014 that the Compensation Committee determines bonuses in respect of 2013, the amount that he would have received had he remained employed until such determination date), (ii) in the case of Ms. Daly, following the date of the Company's initial public offering in 2004 and (iii) in the case of Mr. Chang, following the commencement date of the Prior Chang Agreement. The bonus payment in the final year of such period of continued bonuses will be prorated based on the number of days within such year prior to the expiration of the term of the applicable Restated Agreement. In the event of termination within 12 months following a change of control, the period of such continued benefits and bonuses may be longer (as set forth below). In addition, under the Restated Agreements, subject to certain specified exceptions, the executive will be obligated to mitigate the Company's payment obligations by seeking other employment and any compensation earned from employment during the period of such continued benefits will reduce on a dollar-for-dollar basis the Company's payment obligations towards the executive. All equity-based compensation having time-based vesting criteria held by the executive and, in the case of Ms. Daly and Mr. Chang, equity-based compensation having performance-based vesting criteria held by such executive that was granted prior to the effective date of such executive's Restated Agreement, will generally accelerate vesting and remain exercisable for the remainder of the term of the grant. All equity-based compensation having performance-based vesting criteria held by Mr. Katzenberg and, in the case of such compensation held by Ms. Daly and Mr. Chang, that was granted on or following the effective date of the applicable Restated Agreement, will generally remain outstanding and subject to such performance-based criteria through the vesting period (subject, in all cases, to termination in the event of a corporate transaction).
b. Death or Disability. In the event that the executive dies or becomes disabled during the term of the applicable Restated Agreement, the Restated Agreements provide for the receipt of continued salary (in the case of disability, at a rate equal to 50% of the executive's base salary) and other benefits for a specified term. The Restated Agreements also provide, with respect to outstanding equity-based awards, that the executive will be entitled to receive or exercise a percentage of each award determined based on the length of time he or she was employed prior to termination (in the case of awards having performance-based vesting criteria, subject to attainment of the applicable performance goals) and the executive will receive credit for (i) in the case of Mr. Katzenberg, 50% of the remaining term of the Restated Katzenberg Agreement or (ii) in the case of Ms. Daly and Mr. Chang, the shorter of (A) an additional year of service and (B) 50% of the remaining term of the Restated Daly Agreement and Restated Chang Agreement, respectively. The exercisable portion of any award will remain exercisable for the remaining term of the grant (subject to termination in the event of a corporate transaction). Amounts payable to the executive pursuant to the disability provisions of the Restated Agreements will offset on a dollar-for-dollar basis, the amount of any other disability benefits to which the executive would be entitled under any Company plan.
c. Termination for Cause. If the executive's employment is terminated by the Company for cause, he or she will not be entitled to any equity-based compensation that has not already vested, although he or she will be entitled to payment for any unpaid base salary and any additional non-contingent cash compensation earned prior to termination.
Change of Control. The Restated Agreements provide that, in the event of a change of control, all outstanding unvested equity awards held by the executive will remain unvested and continue to vest in accordance with their terms. However, if such outstanding awards are not assumed or substituted for new awards covering stock of a successor corporation or its affiliate, adjusted as appropriate to preserve the material terms and conditions of such awards prior to the change of control, all such outstanding unvested equity awards held by the executive will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or target goals have been achieved) immediately prior to the change of control and remain exercisable for the remainder of the term of the grant (subject to termination in the event of a corporate transaction to the extent permitted by the applicable equity compensation plan).
In addition, if, within 12 months following a change of control, the executive is involuntarily terminated other than for cause, he or she terminates her employment voluntarily for good reason, or, solely with respect to clause (i) below, his or her employment terminates as a result of the natural expiration of the term of the applicable Restated Agreement, the Restated Agreements provide that (i) the base salary, benefits and bonus payments described above will continue for the greater of (A) the remaining applicable term and (B) two years (which, in the case of the natural expiration of the applicable term, will be two years from such expiration) and (ii) all outstanding unvested equity awards held by the executive will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or target goals have been achieved) and remain exercisable for the remainder of the term of the grant (subject to termination in the event of a corporate transaction to the extent permitted by the applicable equity compensation plan).
Miscellaneous. Pursuant to the Restated Agreements, the Company has agreed to indemnify each executive to the fullest extent permitted by law against any claims or losses arising in connection with his or her service to the Company or any affiliate. Under the Prior Daly Agreement and the Prior Chang Agreement, the Company had also agreed to indemnify Ms. Daly and Mr. Chang, respectively, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) on “excess parachute payments” (as defined in Section 280G of the Code) in connection with certain changes of control; provided, however, that if the “excess parachute payments” were no more than 10% greater than the amount that could be paid without causing tax liability under Section 4999 of the Code then the payments to such executive would be reduced such that no tax liability was incurred. Pursuant to the Restated Daly Agreement and the Restated Chang Agreement, however, Ms. Daly and Mr. Chang are no longer entitled to a gross-up for any excise tax imposed on “excess parachute payments.” Instead, the executives (including Mr. Katzenberg) will either be required to pay the excise tax or have his or her payments reduced if such reduction would be more favorable to him or her on an after-tax basis. The Company will pay interest on any payment due to Ms. Daly or Messrs. Katzenberg and Chang that is subject to a six-month delay pursuant to Section 409A of the Code. Each of the executives remains subject to non-solicitation, confidentiality, intellectual property and similar provisions (including, in the case of Ms. Daly, a non-competition provision) in the Restated Agreements.
The foregoing description of the Restated Agreements (individually and collectively) is qualified in its entirety by reference to the Restated Agreements, which are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement, dated as of October 24, 2012, by and between the Company and Jeffrey Katzenberg
99.2	Amended and Restated Employment Agreement, dated as of October 24, 2012, by and between the Company and Ann Daly
99.3	Amended and Restated Employment Agreement, dated as of October 24, 2012, by and between the Company and J. Andrew Chang

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: October 30, 2012	By:	/s/ Andrew Chang
Andrew Chang
General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement, dated as of October 24, 2012, by and between the Company and Jeffrey Katzenberg
99.2	Amended and Restated Employment Agreement, dated as of October 24, 2012, by and between the Company and Ann Daly
99.3	Amended and Restated Employment Agreement, dated as of October 24, 2012, by and between the Company and J. Andrew Chang